Exhibit 10.5
------------

FACILITIES OCCUPANCY, MANAGEMENT AND SUPPORT SERVICE AGREEMENT
--------------------------------------------------------------

1. Authority of Manager. Manager shall perform the Service for Customer as an independent contractor on a non-exclusive basis, and nothing contained herein shall be deemed to create any association, partnership, joint venture, or relationship of employer and employee between the parties hereto or any of their respective affiliates or subsidiaries. Customer hereby appoints Manager as its agent to negotiate and/or award any and all contacts incidental and necessary to the performance by Manager of the Services and to approve and pay any and all invoices for services provided for the Property to the extent such contracts and invoices comply with Citicorp policies. In each instance, Manager shall execute such contracts and approve such invoices on behalf of Customer. Manager shall obtain and maintain evidence of: (i) current liability insurance (including, without limitation, employer's liability, automobile liability and comprehensive general liability) in such amounts as shall be determined by Manager, (ii) fidelity insurance containing a third party endorsement, if available, in form and amounts determined by Manager, and (iii) workers' compensation insurance in statutory amounts, from all third parties performing Services specified herein or such other services as customer shall request from Manager from time-to-time in writing, except that Manager shall have authority to perform those acts incidental and necessary to its performance hereunder.

2. Compliance with Laws. Each party hereto agrees that it shall comply with all applicable federal, state, and local laws, ordinances, codes and regulations in the performance of its obligations under this Agreement, including the procurement of permits and certificates where required. If at any time during the term of this Agreement, a party is informed or information comes to its attention that it is or may be in violation of any law, ordinance or code (or if it is so determined by any court, tribunal or other authority), that party shall immediately take all appropriate steps to remedy such violation and comply with such law, regulation, ordinance or code in all respects. Further, each party shall establish and maintain all proper records (particularly, but without limitation, accounting records) required by any law, code of practice or corporate policy applicable to it from time to time.

3. Indemnification. Each party to this Agreement shall indemnify and hold harmless the other party and any of its directors, officers, employees and agents from and against any action or threatened action, suit or proceeding arising out of or as a result of, the indemnifying party's performance under this Agreement and against any and all claims, expenses, losses or damages (including reasonable attorneys' fees that result from the actions or inaction of the indemnifying party); provided, however, that in no event shall a party to this Agreement be obligated for any claims, expenses, losses, or damages resulting from the negligent or willful acts or omissions of the other party, its agents, employees or subcontractors.

     A party seeking indemnification under this Agreement shall (i) give prompt written notice to the indemnifying party as to the existence of the indefinable event, (ii) provide such information, cooperation and assistance as may reasonably be necessary for the defense of such action or claim and (iii) grant full authority to the indemnifying party to defend or settle such action or claim. A party seeking indemnification shall not compromise or settle any action or claim without the consent of the indemnifying party.

4. Force Majeure. In the event that either party is unable to fulfill any of its obligations under this Agreement, other than the payment of money, because of causes beyond its reasonable control, such party will give immediate notice thereof to the other party and, upon such notice being given, such obligation or obligations shall be suspended during the continuance of such cause beyond such party's control. Causes beyond a party's control shall include fire, flood or other natural disaster; wars, civil wars, riots or civil commotion; priorities or other government allocations or controls; lockouts, strikes or other work stoppages; interference or restraint of public authority (whether lawful or not); explosion or accident; epidemics or quarantine restrictions; or any cause which it cannot provide against by the exercise of reasonable diligence.

5. Confidentiality. The Customer and the Manager agree that all information provided pursuant to this Agreement by each party to the other party is confidential and proprietary to the party providing the information and no party shall use any information provided by the other party for any purpose other than as permitted or required for performance under this Agreement. Each party agrees not to disclose or provide any information provided by the other party to any third party (with the exception of (i) any parent, affiliate or subsidiary, which is bound to retain the confidentiality of the information; (ii) employees who have a need to know in the course of performance Services pursuant to this Agreement, provided that such employees are bound to retain the confidentially of the information; (iii) third party vendors as necessary for the Manager to provide Services to the Customer under this Agreement, provided that such vendors are bound to retain the confidentially of this information; and (iv) the Customer's disclosure of data to its external auditors) without the express written consent of the other party, and each party agrees to take all reasonable measures, including, without limitation, measures taken by each party to safeguard its own confidential information to prevent any such disclosure by employees, agents, or contractors. In no event shall the Customer divulge to any third party the contents in any invoices/charge documentation that it receives from the Manager without the written consent of the Manager. Nothing provided herein shall prevent any party from disclosing information to the extent the information (i) is or hereafter becomes part of the public domain through no fault of that party; (ii) is received from or furnished to a third party without similar restriction of the third party's rights; (iii) is independently developed by it; (iv) is disclosed pursuant to requirements of law; or (v) is already known to it. If either party hires another person to assist it in the performance of this Agreement, or assigns any portion of its rights or delegates any portion of its responsibilities or obligations under this Agreement to another person, the assigning or delegating party shall cause its assignee or delegate to be bound to retain the confidentiality of the information.

6. Taxes. Customer shall pay all taxes levied or based upon the Services rendered in accordance with this agreement, and Manager has the right to collect any and all applicable sales or use taxes from the Customer. If Manager does not impose sales and use taxes, then Customer agrees to self-impose such taxes on payments under this Agreement and shall not hold Manager responsible for any unpaid taxes not charged or self-imposed by Customer. Notwithstanding the foregoing provision, Customer shall have no liability and Manager shall be solely responsible for the payment of any taxes that are based on Manager's income and any assessments/penalties related thereto.

7. Assignment. Neither party may assign any of it rights, obligations or responsibilities under this Agreement at any time without the prior written consent of the other (such consent not to be unreasonably withheld), except that either party may assign such obligations and responsibilities at any time to its parent or any of its subsidiaries or affiliates having reasonably adequate resources to perform the obligations and undertake the responsibilities under this Agreement. All terms and conditions of the agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and authorized assigns. Notwithstanding the foregoing, it is expressly understood and agreed by Customer that Manager may provide the Service through an affiliate of Manager or other third party.

8. Corporate Authority; Further Assurances. Each party represents that it has taken all necessary corporate action to authorize the execution and consummation of the Agreement and will furnish the other party with satisfactory evidence of same upon request. Each party agrees to negotiate in good faith the execution of such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the effective execution of the transactions contemplated hereby, and will continue to do so during the term of the Agreement.

9. Notices. All notices, demands, and other communications hereunder shall be in writing and shall be deemed given to the other party when delivered in person, by overnight delivery or sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

                                    Manager:
                                            Citicorp North America, Inc.
                                            99 Garnsey Road
                                            Pittsford, New York 14534
                                            Att:  On-Site Manager

                                    Customer:
                                            The Student Loan Corporation
                                            99 Garnsey Road
                                            Pittsford, New York 14534
                                            Att:  Legal Department

SECTION D:  FEE

1. Payment for Services and Expenses. As compensation for the Occupancy, and Facility Management and Support Services, Customer shall pay to Manager or such third party as Manager may designate, on or before the tenth (10th) day of every month, the amount set forth in Exhibit F attached hereto (the "Fee"), which Fee represents the fair value of the use of the property and services provided. Manager and Customer agree to renegotiate the fee in good faith on an annual basis, such new fee to be effective for a 12-month period beginning January 1st of each year. Customer further agrees to reimburse Manager for any third party fees or expenses which Manager may be requested to incur as a direct result of providing any Service hereunder to the extent such third party fees and expenses comply with Citicorp policies. All other costs for services not specifically provided for in this Agreement will be negotiated between Customer and Manager. Any proposed change to the Fee resulting from a change in the level or nature of the Services provided or an increase in the Customer's occupancy square footage must be approved in writing by Manager and Customer prior to the change. Customer and Manager, as agent for Owner, likewise acknowledge that Customer is participating in an exercise to consider consolidation of certain of Customer's business processed to other locations, which are owned or managed by affiliates of Owner. A change in Customer's square footage occupancy arising solely by the relocation of one or more of Customer's business functions to a location affiliated by common ownership to owner shall result in a corresponding change to the fee and space allocation, such change to be approved in writing by Manager and Customer.

     Customer shall have the right, during normal business hours, to inspect Manager's books and records with respect to the Services. Manager shall keep adequate records of its Services hereunder and all costs and expenses associated therewith.

     Term and Termination. This agreement shall commence on the date hereof and will continue in full force and effect for one year from the commencement date of the agreement.

     Entire Agreement. This Agreement is the sole agreement between the parties with respect to the provision of the Services, and supersedes all prior oral or written agreements for the Services. This Agreement may be signed in counterparts, all of which taken together shall constitute one instrument. This Agreement may be amended only by the written agreement of the parties.

         Waiver. Either party may delay or forego exercising any of its rights under this Agreement without waiving any of its rights.

         Governing Law. This agreement shall be governed by and constructed in accordance to the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


         CUSTOMER:                            OWNER:

         The Student Loan Corporation         Citibank (NYS) by Citicorp North
                                              America, Inc., Agent.


         By:   /s/ Yiannis Zographakis        By:      /s/ Thomas Zizzi
               -----------------------                 ----------------
               Yiannis Zographakis                     Thomas Zizzi

                                    EXHIBIT A

                                    PROPERTY
                                    --------

         The Customer occupies forty four thousand three hundred and ninety one (44,391) square footage of usable and allocated common space at property located at 99 Garnsey Road, Pittsford, Town of Perinton, New York.

                                    EXHIBIT B

                        PREMISES SERVICES INCLUDED IN FEE
                        ---------------------------------

     o    BASE BUILDING OPERATIONS

     o    Building Access Control and Security Maintenance and Repair

     o    Electrical distribution System Maintenance and Repair

     o    HVAC Systems Maintenance and Repair

     o    Life/Fire/Safety Systems Maintenance and Repair

     o    Interior building structure Maintenance and Repair

     o    Interior and Exterior water systems Maintenance and Repair

     o Parking Lot and sidewalk/walkway Maintenance (including follow up with Landlord as applicable, that lot plowing is completed adequately, salting as needed and winter maintenance of sidewalks and building entrances/exits). If resurfacing of parking lot repair and maintenance is responsibility of Landlord, manager will act as agent for Customer in Landlord maintenance issues.

     o    Exterior Building Signage Maintenance and Repair

     o    Exterior Landscape service

     o    Light bulb/Lighting replacement

     o    Environmental monitoring, maintenance and repairs as needed

     o    Cafeteria/Kitchen Equipment Maintenance and Repair

     o    General building interior painting

     o    Surveillance equipment, surveillance film and processing

     o    BUILDING SERVICES

     o Cleaning Service (Including vacuuming, general dusting, lavatory cleaning and supply replacement, floor washing, and window cleaning)

     o    Emergency Lock replacement or access service

     o    Coordinate and implement fire and safety evacuation plans

     o    Rubbish collection and removal

     o    Recycle collection and removal

     o    Pest Control

     o    Restack coordination and implementations services

     o Furniture replacement/repairs (All purchases will be upon mutual agreement between Manager and Customer)

     o    Furniture storage

     This listing represents services in the CRS Northeast Region specific to the 99 Garnsey Road, Pittsford NY Location.

EXTENSION AGREEMENT
-------------------

This Extension Agreement is entered into as of the 1st day of January 1999, by and between Citicorp North America, Inc., ("Manager"), a Delaware corporation having an office at 99 Garnsey Road, Pittsford, New York, as agent for Citibank (New York State) and The Student Loan Corporation ("Customer"), a Delaware corporation having an office at 99 Garnsey Road, Pittsford, New York.

Whereas, Customer is the tenant of certain premises more particularly described in Exhibit A upon terms of a Facilities Occupancy, Management and Support Service Agreement (the "Agreement") dated January 1, 1998 by and between Customer and Manager; and

Whereas, Customer and Manager desire that Customer remain as a tenant in the premises for an additional term subject to the terms of the Agreement and this Extension Agreement.

NOW THERFORE, in consideration of the mutual covenants and agreement hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1. The term of the extended tenancy shall commence on the first day of January 1999 and will continue in full force and effect for until December 31, 1999 unless extended or modified by agreement of the parties.

2. The premises occupied by Customer for the extended term shall be as described in Amended Schedule A.

3. As compensation for the tenancy, Customer shall pay to Manager or such third party as Manager may designate the amount set forth in Amended Schedule F attached hereto (the "Fee") which shall represent the fair market value of the use of the property and services provided. All other terms and provisions of SECTION D 1. not amended by this paragraph shall remain in full force and effect for the term of Customer's tenancy as extended by this Extension Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

The Student Loan Corporation          Citibank (New York State) by Citicorp
                                      North America, Inc., authorized agent

By  /s/ Yiannis Zographakis           By:  /s/ David J. Crowe
    -----------------------                ------------------
      Yiannis Zographakis                      David Crowe

EXTENSION AGREEMENT
-------------------

This Extension Agreement is entered into as of the 1st day of January 2000, by and between Citicorp North America, Inc., ("Manager"), a Delaware corporation having an office at 99 Garnsey Road, Pittsford, New York, as agent for Citibank (New York State) and The Student Loan Corporation ("Customer"). Whereas, Customer is the tenant of certain premises more particularly described in Exhibit A upon terms of a Facilities Occupancy, Management and Support Service Agreement (the "Agreement") dated January 1, 1998 by and between Customer and Manager; and

Whereas, Customer and Manager desire that Customer remain as a tenant in the premises for an additional term subject to the terms of the Agreement and this Extension Agreement.

NOW THERFORE, in consideration of the mutual covenants and agreement hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1. The term of the extended tenancy shall commence on the first day of January, 2000 and will continue in full force and effect for until December 31, 2000 unless extended or modified by agreement of the parties.

2. The premises occupied by Customer for the extended term shall be as described in Exhibit A.

3.   Premises Services included in fee shall be as described in Exhibit B.

4. As compensation for the tenancy, Customer shall pay to Manager or such third party as Manager may designate the amount set forth in Exhibit C attached hereto (the "Fee") which shall represent the fair market value of the use of the property and services provided. All other terms and provision of SECTION D 1. not amended by this paragraph shall remain in full force and effect for the term of Customer's tenancy as extended by this Extension Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

The Student Loan Corporation        Citibank (New York State) by Citicorp
                                    North America, Inc., authorized agent

By:  /s/ Yiannis Zographakis        By:  /s/ David J. Crowe
     -----------------------             ------------------
        Yiannis Zographakis              David J. Crowe

Citigroup Corporate Realty Services
Midwest Region, St. Louis


MEMO TO: Bill Beckmann, CEO Student Loan Corporation
         Ben Foster, President, Citibank New York State

FROM:    David Crowe

SUBJECT: Commitment to Leaseback space, 99 Garnsey Rd., Rochester, N.Y.

DATE:    February 8, 2000

CC:      Jim Means, CRS
         Mike Zahn, CRS

This memorandum is intended as an update of the lease back option agreement as it applies to the proposed staffing requirements provided to CRS by the Student Loan Corporation and Citibank New York State in regards to business operations at the above noted Citi facility. The revised staffing and space requirements are now as follows: The Student Loan Corporation and Citibank New York State remain the primary occupants of the lease back space with a combined long term total population of 345. In summary, the Student Loan Corporation projects 275 staff, CNYS 28, and the combined support businesses total 40 staff. The lease back option will commit these Citigroup businesses to approximately 62M RSF for a seven (7) year term.

By way of signing this memorandum, SLC and CNYS hereby agree and commit to full financial responsibility related to the remodeling, relocation, leasing, license, and operation of the leased space for a 7-year term. 100% of the costs related to this space will be transferred to SLC and CNYS and support groups by way of a yet to be finalized direct charge calculated by CRS and based upon a pro rata allocation of the space occupied by these respective Citigroup businesses. The preliminary estimate of the anticipated direct charge remains in the range of $24 per sq ft.

/s/ Bill Beckmann
----------------------------------------------------
Bill Beckmann, CEO Student Loan Corporation


/s/ Ben Foster
----------------------------------------------------
Ben Foster, President, Citibank New York State